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                                                                    EXHIBIT 15.1




Board of Directors
Texas Industries, Inc.



We are aware of the incorporation by reference in the Registration Statement (Post-Effective Amendment No. 1 to Form S-8 No. 33-53715) of Texas Industries, Inc. pertaining to the Texas Industries, Inc. 1993 Stock Option Plan for the registration of 2,000,000 shares of its common stock of our reports dated September 16, 1998, December 14, 1998 and March 17, 1999 relating to the unaudited consolidated interim financial statements of Texas Industries, Inc. which are included in its Form 10-Q for the quarters ended August 31, 1998, November 30, 1998 and February 28, 1999.

Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.


                                                 /s/  ERNST & YOUNG LLP

Dallas, Texas
May 17, 1999